Tri-County Financial Corporation Announces Results Of Operations For Second Quarter

WALDORF, Md., July 17, 2013 /PRNewswire/ -- Tri-County Financial Corporation (OTCBB: TCFC) (the "Company"), the holding company for Community Bank of Tri-County (the "Bank"), reported consolidated net income available to common shareholders for the three months ended June 30, 2013 increased 72.30% or $644,297 to $1,535,449 or $0.51 per common share (diluted) compared to $891,152 or $0.29 per common share (diluted) for the three months ended June 30, 2012.  The increase in second quarter earnings was attributable to increases in net interest income and noninterest income and decreases in the provision for loan losses and noninterest expense partially offset by increased income tax expense.

Consolidated net income available to common shareholders for the six months ended June 30, 2013 increased $1,257,435, or 64.60%, to $3,203,840, or $1.05 per common share (fully diluted), compared to $1,946,405, or $0.64 per common share (fully diluted), for the six months ended June 30, 2012. The year to date increase of $0.41 per share was attributable to increases in net interest income and noninterest income and decreases in the provision for loan losses partially offset by increased income tax expense. Noninterest expense remained flat at $12,249,244 for the six months ended June 30, 2013, an $11,861 decrease or 0.10% from the comparable six month period in 2012.

"Our earnings per share for the last four quarters totaled $1.99 per share. This is $0.87 per share greater than the $1.12 per share from the comparable four quarters in 2011 and 2012. During the past twenty-four months book value has increased $1.98 to $20.05 per common share at June 30, 2013 from $18.07 per share at June 30, 2011," stated William J. Pasenelli, President and Chief Financial Officer. "Our ability to leverage the Bank's market presence, investments in people and technology and expansion into Virginia allowed the Company to improve shareholder value."

"The Company is maintaining its course toward historic levels of performance. With increased volatility in market rates, it appears that the economy continues to heal and create opportunities for the Company's growth," stated Michael L. Middleton, Chairman and Chief Executive Officer.

Operations – Six Months Ended June 30, 2013 compared to 2012

The increase in net income available to common shareholders of $1,257,435 to $3,203,840 for the six months ended June 30, 2013 compared to the same period in 2012 was attributable to increased net interest income of $1,126,628 and noninterest income of $514,921, a lower provision for loan losses of $422,905 and decreased noninterest expense of $11,861 partially offset by increased income tax expense of $818,880.

"Net interest income of $15.5 million is up $1.1 million or 7.81% from a year ago due primarily to reduced funding costs and our ability to hold the line on yields. Our 2013 goals include enhancing net interest income by reducing funding costs," stated James F. DiMisa, Chief Operating Officer of Community Bank of Tri-County. "The Company's year to date average deposit costs were 0.76% compared to 1.16% a year ago. The positive trend in interest expense should continue in the third quarter due to repricing of maturing time deposits to current market rates which are significantly lower than original rates."

Net interest income increased to $15,548,528 for the six months ended June 30, 2013 compared to $14,421,900 for the six months ended June 30, 2012. The net interest margin was 3.50% for the six months ended June 30, 2013, a 28 basis point increase from 3.22% for the six months ended June 30, 2012 (see the rate/volume analysis in the exhibits that follow this narrative). The increase was largely the result of a rapid decrease in the Company's cost of funds that began during 2012 as certificates of deposit re-priced and rates declined on money market accounts. The average cost of total interest-bearing liabilities decreased 40 basis points from 1.43% for the first six months of 2012 to 1.03% for the first six months of 2013.

Interest and dividend income decreased by $620,856 to $19,590,070 for the six months ended June 30, 2013 compared to $20,210,926 for the six months ended June 30, 2012. Decreases in yields on loans and investments were partially offset by the growth in the average balance of loans. A reduction in average yields on interest-earning assets resulted in a decrease in interest income of $832,456 as rates decreased from 4.51% for the six months ended June 30, 2012 to 4.40% for the six months ended June 30, 2013. The Company has been successful over the last several years in limiting the effect of the lower interest rate environment on loan rates through pricing and interest rate floors.  Interest and dividend income was further reduced $170,237 as average interest-earning investment balances decreased $22.5 million from $184.5 million for the six months ended June 30, 2012 to $162.0 million for the six months ended June 30, 2013. These reductions were partially offset by an increase in interest income of $381,837 due to growth of $15.1 million in the average balance of loans from $712.6 million to $727.7 million.

Interest expense decreased $1,747,484 to $4,041,542 for the six months ended June 30, 2013 compared to $5,789,026 for the six months ended June 30, 2012 due primarily to a reduction in the average cost of funds on interest-bearing liabilities; interest expense decreased $1,580,499 due to a decrease in rates. This was principally achieved by a decrease in the average rates paid on certificates of deposits and money market accounts, which declined from 1.67% and 0.68%, respectively, for the six months ended June 30, 2012 to 1.26% and 0.32%, respectively, for the six months ended June 30, 2013. The Company has been successful in increasing its core deposits and reducing its cost of funds in the low interest rate environment over the last several years. In addition, the average rate paid on long-term debt decreased from 3.26% to 2.61% for the comparable period. Interest expense also decreased $253,126 due to a decline in average interest-bearing deposit balances of $27.3 million from $728.0 million for the six months ended June 30, 2012 to $700.7 million for the six months ended June 30, 2013. These reductions in interest expense were partially offset by an $86,141 increase in interest expense due to a $5.8 million increase in average debt balances.

The provision for loan losses decreased $422,905 from the comparable period in 2012 to $354,600 for the six months ended June 30, 2013 and reflected a decrease in the allowance for specific nonperforming loans and a decrease in net-charge-offs. The specific allowance is based on management's estimate of realizable value. Net charge-offs decreased $400,405 from $968,409 for the six months ended June 30, 2012 to $568,004 for the six months ended June 30, 2013.

Noninterest income totaled $2,257,806 for the six months ended June 30, 2013 compared to $1,742,885 for the six months ended June 30, 2012.  The increase of $514,921 was principally due to an increase in gains on loans held for sale of $380,709 to $516,050 for the six months ended June 30, 2013 from $135,341 for the same period in 2012. Noninterest income for the first quarter of 2012 included net losses on the sale of foreclosed real estate of $96,917 compared to none for the comparable period in 2013.

For the six months ended June 30, 2013, noninterest expense decreased 0.10% or $11,861 to $12,249,244 from $12,261,105 for the comparable period in 2012. Year to date increases in compensation and benefits were offset by decreases in other real estate owned ("OREO") expenses and other operating expenses. Employee compensation and data processing continue to be impacted by greater regulatory compliance costs for both existing regulation and the initial impact of the Dodd-Frank Act. Other operating expenses for the six months ended June 30, 2013 decreased from the comparable period in 2012 due to one-time conversion costs for a change of the Bank's data processing system in the first six months of 2012. Increased revenues and a moderate decrease in noninterest expenses have improved the Company's efficiency ratio to 68.79% (66.58% without OREO expenses) for the six months ended June 30, 2013 from 75.85% (71.36% without OREO expenses) for the six months ended June 30, 2012. The following is a breakdown of noninterest expense:

	Six Months Ended
	June 30, 2013	June 30, 2012	Variance	% Variance
Compensation and Benefits	$7,146,606	$6,490,079	$656,527	10.12%
OREO	394,064	657,021	(262,957)	-40.02%
Other Operating Expenses	4,708,574	5,114,005	(405,431)	-7.93%
Total Noninterest Expense	$12,249,244	$12,261,105	$(11,861)	-0.10%

Operations – Three Months Ended June 30, 2013 compared to 2012

The increase in net income available to common shareholders of $644,297 to $1,535,449 for the three months ended June 30, 2013 compared to the same period in 2012 was attributable to increased net interest income of $394,657 and noninterest income of $171,933, a lower provision for loan losses of $236,004 and decreased noninterest expense of $257,266 partially offset by increased income tax expense of $415,563.

Net interest income increased to $7,731,858 for the three months ended June 30, 2013 compared to $7,337,201 for the three months ended June 30, 2012. The net interest margin was 3.47% for the three months ended June 30, 2013, a 19 basis point increase from 3.28% for the three months ended June 30, 2012 (see the rate/volume analysis in the exhibits that follow this narrative). The increase was largely the result of a rapid decrease in the Company's cost of funds that began during 2012 as certificates of deposit re-priced and rates declined on money market accounts. The average cost of total interest-bearing liabilities decreased 34 basis points from 1.37% for the second quarter of 2012 to 1.03% for the second quarter of 2013. Deposit costs decreased 37 basis points from 1.10% to 0.73% for the comparable period. Additionally the increase of noninterest bearing demand deposits of $14.6 million contributed to the decline in funding costs with average balances increasing from $69.2 million for the three months ended June 30, 2012 to $83.8 million for the three months ended June 30, 2013.

Interest and dividend income decreased by $352,429 to $9,750,113 for the three months ended June 30, 2013 compared to $10,102,542 for the three months ended June 30, 2012. Decreases in yields on loans and investments were partially offset by the growth in the average balance of loans. A reduction in average yields on interest-earning assets resulted in a decrease in interest income of $385,233 as rates decreased from 4.51% for the three months ended June 30, 2012 to 4.38% for the three months ended June 30, 2013. The Company has been successful over the last several years in limiting the effect of the lower interest rate environment on loan rates through pricing and interest rate floors.  Interest and dividend income was further reduced $38,035 as average interest-earning investment balances decreased $9.8 million from $173.7 million for the three months ended June 30, 2012 to $163.9 million for the three months ended June 30, 2013. These reductions were partially offset by an increase in interest and dividend income of $70,839 due to growth of $5.7 million in the average balance of loans from $721.4 million to $727.1 million.

Interest expense decreased $747,086 to $2,018,255 for the three months ended June 30, 2013 compared to $2,765,341 for the three months ended June 30, 2012 due primarily to a reduction in the average cost of funds on interest-bearing liabilities; interest expense decreased $701,570 due to a decrease in rates. This was principally achieved by a decrease in the average rates paid on certificates of deposits and money market accounts, which declined from 1.65% and 0.61%, respectively, for the three months ended June 30, 2012 to 1.22% and 0.31%, respectively, for the three months ended June 30, 2013. The Company has been successful in increasing its core deposits and reducing its cost of funds in the low interest rate environment over the last several years. In addition, the average rate paid on long-term debt decreased from 3.16% to 2.78% for the comparable period. Interest expense was also reduced $113,713 due to a decline in average interest-bearing deposit balances of $28.5 million from $726.5 million for the three months ended June 30, 2012 to $698.0 million for the three months ended June 30, 2013. These reductions in interest expense were partially offset by a $68,198 increase in interest expense due to an $8.2 million increase in average debt balances.

The provision for loan losses decreased $236,004 from the comparable period in 2012 to $200,427 for the three months ended June 30, 2013 and reflected a decrease in the allowance for specific nonperforming loans and a decrease in net-charge-offs. The specific allowance is based on management's estimate of realizable value. Net charge-offs decreased $371,218 from $888,092 for the three months ended June 30, 2012 to $516,874 for the three months ended June 30, 2013.

Noninterest income totaled $1,068,728 for the three months ended June 30, 2013 compared to $896,795 for the three months ended June 30, 2012.  The increase of $171,933 was principally due to increases in service charge income of $167,156 and gains on loans held for sale of $68,100 partially offset by a decrease in loan appraisal, credit and miscellaneous charges of $71,406. The increase in service charge income from $465,391 for the three months ended June 30, 2012 to $632,547 for the three months ended June 30, 2013 was principally the result of the Company's waiver of certain service charge fees during its conversion to a new data processing system during the second quarter of 2012.

For the three months ended June 30, 2013, noninterest expense decreased 4.04% or $257,266 to $6,106,420 from $6,363,686 for the comparable period in 2012. Increases in compensation and benefits were offset by decreases in OREO expenses and other operating expenses. Employee compensation and data processing continue to be impacted by greater regulatory compliance costs for both existing regulation and the initial impact of the Dodd-Frank Act. Other operating expenses for the three months ended June 30, 2013 decreased from the comparable period in 2012 due to one-time conversion costs for a change of the Bank's data processing system in the first six months of 2012. Increased revenues and a moderate decrease in noninterest expenses have improved the Company's month efficiency ratio to 69.39% (68.90% without OREO expenses) for the three months ended June 30, 2013 from 77.29% (72.93% without OREO expenses) for the three months ended June 30, 2012. The following is a breakdown of noninterest expense:

	Three Months Ended
	June 30, 2013	June 30, 2012	Variance	% Variance
Compensation and Benefits	$3,589,610	$3,170,213	$419,397	13.23%
OREO	42,702	358,722	(316,020)	-88.10%
Other Operating Expenses	2,474,108	2,834,751	(360,643)	-12.72%
Total Noninterest Expense	$6,106,420	$6,363,686	$(257,266)	-4.04%

Financial Condition at June 30, 2013 compared to December 31, 2012

Total assets at June 30, 2013 of $980,102,340 decreased slightly by $1,536,872 compared to total assets of $981,639,212 at December 31, 2012 and reflect a stable loan portfolio. Loans decreased $2,389,148 from $747,640,752 at December 31, 2012 to $745,251,604 at June 30, 2013, due primarily to net decreases in residential mortgages, construction and land development loans and commercial loans partially offset by increases in loans for commercial real estate and commercial equipment. First and second quarter 2013 residential loan production was focused on loans originated for sale in the secondary market. The following is a breakdown of the Company's loan portfolio at June 30, 2013 and December 31, 2012:

	June 30, 2013%		December 31, 2012%		Dollar Change

Commercial real estate	$434,616,482	57.62%	$419,667,312	55.47%	$14,949,170
Residential first mortgages	165,433,554	21.93%	177,663,354	23.48%	(12,229,800)
Construction and land development	29,119,080	3.86%	31,818,782	4.21%	(2,699,702)
Home equity and second mortgage	21,769,081	2.89%	21,982,375	2.91%	(213,294)
Commercial loans	84,992,780	11.27%	88,157,606	11.65%	(3,164,826)
Consumer loans	937,147	0.12%	995,206	0.13%	(58,059)
Commercial equipment	17,347,472	2.30%	16,267,684	2.15%	1,079,788
	754,215,596	100.00%	756,552,319	100.00%	(2,336,723)
Less:
Deferred loan fees	930,439	0.12%	664,610	0.09%	265,829
Allowance for loan loss	8,033,553	1.07%	8,246,957	1.09%	(213,404)
	8,963,992		8,911,567

	$745,251,604		$747,640,752		$(2,389,148)

Nonperforming loans (90 days or greater delinquent) were $12,304,205 or 1.63% of total loans compared to $8,717,018 or 1.15% of total loans at December 31, 2012. The Bank had 30 nonperforming loans at June 30, 2013 compared to 34 nonperforming loans at December 31, 2012. The net increase of $3,587,187 was due to increases of 90 days or greater delinquency in commercial real estate of $1,635,613 and commercial loans of $2,227,331 partially offset by reductions in nonperforming residential first mortgages of $189,870, home equity and second mortgages of $71,296 and commercial equipment loans of $64,591. Nonperforming loans at June 30, 2013 included $5,992,123 or 49% attributed to three well-secured customer relationships, of which $3,337,176 related to a line of credit on a stalled development project which is expected to be paid current during the third quarter. Nonperforming loans increased from 1.28% to 1.63% from the first quarter to the second quarter of 2013 due primarily to the line of credit on the stalled development project.

The overall delinquency rate (loans  past due 31-89 days and 90 days or greater)  improved 45 basis points from 2.26% at March 31, 2013 to 1.81% at June 30, 2013 and was 24 basis points higher than the December 31, 2012 delinquency rate of 1.57%.

"The Bank's asset quality trends have been steadily improving over the last eight quarters. Classified assets, loans classified as substandard, doubtful or loss, OREO assets and classified securities, have decreased $20.7 million from $81.9 million at September 30, 2011 to $61.2 million at June 30, 2013," stated James M. Burke, Chief Risk Officer of Community Bank of Tri-County. "As we continue to work with customers to resolve nonperforming and classified assets our historically strong underwriting has resulted in significantly lower charge-offs compared to our peer group."

The Bank categorized six performing loans totaling $4,331,630 and $4,424,388 as nonaccrual loans at June 30, 2013 and December 31, 2012, respectively. These six loans represent one well-secured commercial relationship with no specific reserves in the allowance due to the Bank's superior credit position with underlying collateral. It is management's belief that there is no current risk of loss to the Bank for this relationship. These loans were classified as nonaccrual loans due to the customer's operating results. In accordance with the Company's policy, interest income is recognized on a cash-basis for these loans.

At June 30, 2013, the Bank had 11 troubled debt restructured loans ("TDRs") totaling $4,582,290 compared to 10 TDRs totaling $4,515,443 as of December 31, 2012. All TDRs were performing according to the terms of their restructured agreements with no specific reserves in the allowance for loan losses at June 30, 2013 and at December 31, 2012, respectively.

The OREO balance was $6,932,177 at June 30, 2013 an increase of $40,824 compared to $6,891,353 at December 31, 2012. This increase consisted of additions of $370,800 offset by valuation allowances of $329,976 to adjust properties to current appraised values. OREO carrying amounts reflect management's estimate of the realizable value of these properties incorporating current appraised values, local real estate market conditions and related costs.

Deposits decreased $35,549,051 or 4.33% to $784,681,237 at June 30, 2013 compared to $820,230,288 at December 31, 2012. During the last two years, the Bank's focus has been on increasing transaction deposits, especially noninterest bearing deposits, to lower its overall cost of funds. As of June 30, 2013 the Bank's deposit funding consisted of 49.67% transaction accounts, an increase of 3.27% from 46.40% at June 30, 2012. Average noninterest bearing deposits increased $15.7 million for the first six months of 2013 to $83.1 million from $67.4 million for the first six months of 2012. During the same timeframe, average time deposits decreased $43.1 million from $443.4 million to $400.3 million. Long-term debt increased $9,974,555 from $60,527,208 at December 31, 2012 to $70,501,763 at June 30, 2013. During the first quarter of 2013, the Company added $10 million in Federal Home Loan Bank advances at 0.87% for four years.

During the six months ended June 30, 2013, stockholders' equity increased $2,025,209 to $81,072,470. The increase in stockholders' equity was due to net income of $3,303,840 and net stock related activities of $249,385 partially offset by quarterly common dividends paid of $609,238, quarterly preferred stock dividends of $100,000 and adjustments to other comprehensive income of $818,778. Other comprehensive losses increased during the second quarter primarily due to market valuation adjustments of the Company's Available for Sale ("AFS") asset-backed securities portfolio as a result of increases in long-term interest rates. The Company believes that AFS securities with unrealized losses will either recover in market value or be paid off as agreed. The Company intends to and has the ability to hold these securities to maturity. Increases in common stockholders' equity to $61,072,470 at June 30, 2013 have resulted in a book value of $20.05 per common share. The Company remains well-capitalized at June 30, 2013 with a Tier 1 capital to average asset ratio of 9.77%.

About Tri-County Financial Corporation - The Company is the bank holding company for Community Bank of Tri-County, which conducts business through its main office in Waldorf, Maryland, and ten branch offices in Waldorf, Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby, California, Maryland; and Dahlgren, Virginia.

Forward-looking Statements - This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

Data is unaudited as of June 30, 2013. This selected information should be read in conjunction with the financial statements and notes included in the Company's Annual Report to Shareholders for the year ended December 31, 2012.

TRI-COUNTY FINANCIAL CORPORATION
	Six Months Ended
	June 30, 2013	June 30, 2012	$ Variance	% Variance
Operations Data:	(Unaudited)
Interest and dividend income	$19,590,070	$20,210,926	$(620,856)	(3.07%)
Interest expense	4,041,542	5,789,026	(1,747,484)	(30.19%)
Net interest income	15,548,528	14,421,900	1,126,628	7.81%
Provision for loan losses	354,600	777,505	(422,905)	(54.39%)
Noninterest income	2,257,806	1,742,885	514,921	29.54%
Noninterest expense	12,249,244	12,261,105	(11,861)	(0.10%)
Income tax expense	1,898,650	1,079,770	818,880	75.84%
Net income	3,303,840	2,046,405	1,257,435	61.45%
Net income available to common shareholders	$3,203,840	$1,946,405	1,257,435	64.60%
Return on average assets	0.69%	0.43%
Return on average common equity	10.47%	6.82%
Return on average equity	8.14%	5.31%
Interest rate spread	3.37%	3.07%
Net interest margin	3.50%	3.22%
Efficiency ratio	68.79%	75.85%
Share Data:
Basic net income per common share	$1.06	$0.64
Diluted net income per common share	$1.05	$0.64
Weighted average common shares outstanding:
Basic	3,026,651	3,041,679
Diluted	3,049,248	3,056,520

TRI-COUNTY FINANCIAL CORPORATION
	Three Months Ended
	June 30, 2013	June 30, 2012	$ Variance	% Variance
Operations Data:	(Unaudited)
Interest and dividend income	$9,750,113	$10,102,542	$(352,429)	(3.49%)
Interest expense	2,018,255	2,765,341	(747,086)	(27.02%)
Net interest income	7,731,858	7,337,201	394,657	5.38%
Provision for loan losses	200,427	436,431	(236,004)	(54.08%)
Noninterest income	1,068,728	896,795	171,933	19.17%
Noninterest expense	6,106,420	6,363,686	(257,266)	(4.04%)
Income tax expense	908,290	492,727	415,563	84.34%
Net income	1,585,449	941,152	644,297	68.46%
Net income available to common shareholders	$1,535,449	$891,152	644,297	72.30%
Return on average assets	0.66%	0.39%
Return on average common equity	9.92%	6.23%
Return on average equity	7.74%	4.88%
Interest rate spread	3.35%	3.14%
Net interest margin	3.47%	3.28%
Efficiency ratio	69.39%	77.29%
Share Data:
Basic net income per common share	$0.51	$0.29
Diluted net income per common share	$0.51	$0.29
Weighted average common shares outstanding:
Basic	3,000,389	3,045,979
Diluted	3,023,768	3,070,765

TRI-COUNTY FINANCIAL CORPORATION

	As of June 30, 2013	As of December 31, 2012	$ Variance	% Variance
Financial Condition Data:	(Unaudited)
Total assets	$980,102,340	$981,639,212	$(1,536,872)	(0.16%)
Cash, federal funds sold and interest-bearing deposits	15,575,718	11,295,655	4,280,063	37.89%
Securities	154,000,334	159,825,097	(5,824,763)	(3.64%)
Loans receivable, net	745,251,604	747,640,752	(2,389,148)	(0.32%)
Premises and equipment	19,289,816	19,782,236	(492,420)	(2.49%)
Other real estate owned	6,932,177	6,891,353	40,824	0.59%
Total liabilities	899,029,870	902,591,951	(3,562,081)	(0.39%)
Total deposits	784,681,237	820,230,288	(35,549,051)	(4.33%)
Short-term borrowings	24,000,000	1,000,000	23,000,000	n/a
Long-term debt	70,501,763	60,527,208	9,974,555	16.48%
Junior subordinated debentures	12,000,000	12,000,000	--	0.00%
Small Business Lending Fund (SBLF) preferred stock	20,000,000	20,000,000	--	0.00%
Common equity	61,072,470	59,047,261	2,025,209	3.43%
Total stockholders' equity	$81,072,470	$79,047,261	$2,025,209	2.56%
Book value per common share	$20.05	$19.34
Common shares outstanding	3,045,543	3,052,416
Tier 1 capital to average assets	9.77%	9.39%
Total capital to risk-weighted assets	13.08%	12.84%
Nonperforming loans (NPLs)	$12,304,205	$8,717,018	$3,587,187	41.15%
Nonperforming assets (NPLs + OREO)	19,236,382	15,608,371	3,628,011	23.24%
Performing non-accrual loans	4,331,630	4,424,388
Troubled debt restructures (TDRs)	4,582,290	4,515,443	66,847	1.48%
Allowance for loan losses to total loans	1.07%	1.09%
Past due loans (PDLs) to total loans (31 to 89 days)	0.18%	0.42%
Nonperforming loans (NPLs) to total loans (>=90 days)	1.63%	1.15%
Total loan delinquency (PDLs + NPLs) to total loans	1.81%	1.57%
Allowance for loan losses to nonperforming loans	65.29%	94.78%
Nonperforming assets (NPLs +OREO) to total assets	1.96%	1.59%
NPAs + performing non-accrual loans + TDRs to total assets (a)	2.87%	2.50%

(a) Ratio adjusted to remove duplication of loans that are both nonperforming and troubled debt restructures.

The table below sets forth certain information regarding changes in interest income and interest expense of the Bank for the periods indicated.  For each category of interest earning asset and interest bearing liability, information is provided on changes attributable to (1) changes in volume (changes in volume multiplied by old rate); and (2) changes in rate (changes in rate multiplied by old volume).  Changes in rate volume (changes in rate multiplied by the change in volume) have been allocated to changes due to volume.

	Six Months Ended June 30, 2013
	compared to Six Months Ended
		June 30, 2012
		Due to
	Volume	Rate	Total

Interest income:
Loan portfolio (1)	$382	$(529)	$(147)
Investment securities, federal funds
sold and interest bearing deposits	(170)	(304)	(474)
Total interest-earning assets	$212	$(833)	$(621)

Interest-bearing liabilities:
Savings	3	(23)	(20)
Interest-bearing demand and money
market accounts	17	(458)	(441)
Certificates of deposit	(273)	(908)	(1,181)
Long-term debt	98	(196)	(98)
Short-term debt	(12)	18	6
Guaranteed preferred beneficial interest
in junior subordinated debentures	-	(14)	(14)
Total interest-bearing liabilities	$(167)	$(1,581)	$(1,748)
Net change in net interest income	$379	$748	$1,127
(1) Average balance includes non-accrual loans

The following table presents information on the average balances of the Company's interest-earning assets and interest-bearing liabilities and interest earned or paid thereon for the six months ended June 30, 2013 and 2012, respectively. There are no tax equivalency adjustments.

	For the Six Months Ended June 30,
		2013			2012
			Average			Average
	Average		Yield/	Average		Yield/
dollars in thousands	Balance	Interest	Cost	Balance	Interest	Cost
Assets
Interest-earning assets:
Loan portfolio (1)	$727,732	$18,364	5.05%	$712,597	$18,511	5.20%
Investment securities, federal funds
sold and interest-bearing deposits	161,980	1,226	1.51%	184,477	1,700	1.84%
Total interest-earning assets	889,712	19,590	4.40%	897,074	20,211	4.51%
Cash and cash equivalents	10,936			8,393
Other assets	57,073			53,564
Total Assets	$957,721			$959,031

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Savings	$36,859	$18	0.10%	$31,716	$38	0.24%
Interest-bearing demand and money
market accounts	263,521	419	0.32%	252,889	860	0.68%
Certificates of deposit	400,292	2,530	1.26%	443,425	3,711	1.67%
Long-term debt	67,424	879	2.61%	59,870	977	3.26%
Short-term debt	5,459	38	1.39%	7,228	32	0.89%
Guaranteed preferred beneficial interest
in junior subordinated debentures	12,000	157	2.62%	12,000	171	2.85%

Total Interest-Bearing Liabilities	785,555	4,041	1.03%	807,128	5,789	1.43%

Noninterest-bearing demand deposits	83,133			67,434
Other liabilities	7,834			7,421
Stockholders' equity	81,199			77,048
Total Liabilities and Stockholders' Equity	$957,721			$959,031

Net interest income		15,549			14,422

Interest rate spread			3.37%			3.07%
Net yield on interest-earning assets			3.50%			3.22%
Ratio of average interest-earning
assets to average interest bearing
liabilities			113.26%			111.14%
(1) Average balance includes non-accrual loans

The table below sets forth certain information regarding changes in interest income and interest expense of the Bank for the periods indicated.  For each category of interest earning asset and interest bearing liability, information is provided on changes attributable to (1) changes in volume (changes in volume multiplied by old rate); and (2) changes in rate (changes in rate multiplied by old volume).  Changes in rate volume (changes in rate multiplied by the change in volume) have been allocated to changes due to volume.

	Three Months Ended June 30, 2013
	compared to Three Months Ended
		June 30, 2012
		Due to
	Volume	Rate	Total

Interest income:
Loan portfolio (1)	$71	$(241)	$(170)
Investment securities, federal funds
sold and interest bearing deposits	(38)	(145)	(183)
Total interest-earning assets	$33	$(386)	$(353)

Interest-bearing liabilities:
Savings	1	3	4
Interest-bearing demand and money
market accounts	4	(186)	(182)
Certificates of deposit	(119)	(465)	(584)
Long-term debt	79	(56)	23
Short-term debt	(11)	10	(1)
Guaranteed preferred beneficial interest
in junior subordinated debentures	--	(7)	(7)
Total interest-bearing liabilities	$(46)	$(701)	$(747)
Net change in net interest income	$78	$316	$394
(1) Average balance includes non-accrual loans

The following table presents information on the average balances of the Company's interest-earning assets and interest-bearing liabilities and interest earned or paid thereon for the three months ended June 30, 2013 and 2012, respectively. There are no tax equivalency adjustments.

	For the Three Months Ended June 30,
		2013			2012
			Average			Average
	Average		Yield/	Average		Yield/
dollars in thousands	Balance	Interest	Cost	Balance	Interest	Cost
Assets
Interest-earning assets:
Loan portfolio (1)	$727,059	$9,116	5.02%	$721,400	$9,286	5.15%
Investment securities, federal funds
sold and interest-bearing deposits	163,874	634	1.55%	173,721	817	1.88%
Total interest-earning assets	890,933	9,750	4.38%	895,121	10,103	4.51%
Cash and cash equivalents	10,339			10,151
Other assets	57,179			54,370
Total Assets	$958,451			$959,642

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Savings	$37,535	$9	0.10%	$32,561	$5	0.06%
Interest-bearing demand and money
market accounts	261,270	205	0.31%	255,670	387	0.61%
Certificates of deposit	399,238	1,221	1.22%	438,242	1,805	1.65%
Long-term debt	70,506	490	2.78%	59,172	467	3.16%
Short-term debt	4,451	15	1.35%	7,590	16	0.84%
Guaranteed preferred beneficial interest
in junior subordinated debentures	12,000	78	2.60%	12,000	85	2.83%

Total Interest-Bearing Liabilities	785,000	2,018	1.03%	805,235	2,765	1.37%

Noninterest-bearing demand deposits	83,752			69,240
Other liabilities	7,786			7,979
Stockholders' equity	81,913			77,188
Total Liabilities and Stockholders' Equity	$958,451			$959,642

Net interest income		7,732			7,338

Interest rate spread			3.35%			3.14%
Net yield on interest-earning assets			3.47%			3.28%
Ratio of average interest-earning
assets to average interest bearing
liabilities			113.49%			111.16%

(1) Average balance includes non-accrual loans

CONTACT:  Michael L. Middleton, Chief Executive Officer, 888.745.2265